Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Richard J. O’Neil, Jr.
President and Chief Executive Officer
Telephone: (617) 387-1110

ECB Bancorp, Inc. and Everett Co-operative Bank Announce Plan to Open Full-Service Branch Office in Woburn, Massachusetts

EVERETT, MASSACHUSETTS, April 12, 2023 – ECB Bancorp, Inc. (NASDAQ: ECBK), the holding company for Everett Co-operative Bank (the “Bank”), announced today that the Bank is planning to open a full-service branch office at 331 Montvale Avenue, Woburn, Massachusetts.  The branch office is expected to open in September 2023.

“We are excited to expand our existing franchise as we continue to grow and implement our business plan following our mutual to stock conversion and initial public offering which were consummated in July 2022,” said President and Chief Executive Officer Richard O’Neil. “Customers will be able to conduct all of their banking business, from opening new accounts to applying for loans, at our new location.” The branch will bring the total number of Everett Co-operative Bank offices to three.

About ECB Bancorp, Inc. and Everett Co-operative Bank

ECB Bancorp, Inc. (the “Company”) is the registered bank holding company for Everett Co-operative Bank.  Everett Co-operative Bank, originally chartered in 1890, is an FDIC-insured, Massachusetts cooperative stock bank with approximately $1.064 billion of assets as of December 31, 2022. The Bank offers a wide range of financial services through its two banking offices located in Everett and Lynnfield, Massachusetts. For more information about Everett Co-operative Bank and ECB Bancorp, Inc. please visit our website at www.everettbank.com

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the Company’s estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing the Bank’s expectation to open its new branch office are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.